Exhibit 99.1

Actelis Networks Receives $200,000 Order to Provide Fast Upgrade and Modernization to US Army National Guard Base Network

Actelis’ cyber-hardened hybrid-fiber networking technology continues to gain momentum in the federal government and military sector, following a number of recently announced orders

FREMONT, Calif., September 26, 2024 — Actelis Networks, Inc. (NASDAQ:ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for IoT applications, today announced that it has received a $200,000 order from the United States Department of Military Affairs to supply a US Army National Guard base with its cyber-hardened hybrid-fiber networking solution. Actelis continues to build on its momentum in the federal government sector, having just recently announced a significant order from a US Department of Aerial Transportation agency. This follows a $150,000 order in July from a tier-1 military contractor to deliver the company’s advanced GigaLine 800 solution to US military bases.

Actelis was chosen for its ability to instantly deliver significantly higher bandwidth compared to the base’s legacy system, without requiring any upgrades to the existing physical cabling. By opting for Actelis’ hybrid-fiber networking solution, the base network can achieve the necessary bandwidth immediately, saving substantial time and costs on engineering and construction. Actelis’ cyber-hardened solution is uniquely positioned as the only solution of its kind listed on the Department of Defense’s Approved Products List (APL), having earned both JITC and NIST certifications for FIPS compliance. This distinction gives government agencies confidence that their networks are safeguarded by a solution rigorously tested to meet the highest cybersecurity standards protected against cyber vulnerabilities.

“Military bases are increasingly recognizing the immediate value we provide by leveraging their existing network infrastructure,” said Tuvia Barlev, Chairman and CEO of Actelis. “Bases can achieve fiber-grade connectivity for their current operations very fast, while also future-proofing their systems to accommodate additional devices and technologies—without the constraints of outdated bandwidth limitations.”

The National Guard base this order relates to supports hundreds of state and government employees, as well as housing for thousands of Army personnel. To ensure seamless and efficient on-base operations, the base required a significant network upgrade. Military facilities depend on high-speed, reliable communications for critical applications such as internet services, Voice over IP (VoIP) systems, access control, surveillance, and HVAC monitoring. With the existing network unable to meet growing bandwidth demands, the base turned to Actelis for a robust, future-ready solution.

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About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience.

For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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Media Contact:

Sean Renn

Global VP Marketing & Communications

srenn@actelis.com

Investor Contact:
ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com